SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        ---------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934
                        ---------------------------


     Date of Report (Date of earliest event reported): October 6, 1998

                              SPX Corporation
           (Exact name of registrant as specified in its charter)


        Delaware                  1-6948                    38-1016240
(State of incorporation)   (Commission File Number)        (IRS Employer
                                                         Identification No.)



   700 Terrace Point Drive, Muskegon, Michigan               49443-3301
   (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code: (616) 724-5000

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On  October  6,  1998,  General  Signal  Corporation,  a New York
corporation ("General Signal"), merged into SAC Corp., a Delaware corporation and a wholly owned subsidiary of SPX Corporation (the "Registrant"), with SAC Corp., the surviving corporation, changing its name immediately following the merger to General Signal Corporation. The Registrant and General Signal issued a joint press release on October 6, 1998 announcing the consummation of the merger. A copy of the joint press release is attached hereto as Exhibit 99.1.

          As a result of the merger, the Registrant provided aggregate consideration of approximately $784.115 million in cash and 18.236 million shares of common stock, par value $10.00 per share, of the Registrant in exchange for all of the outstanding shares of common stock, par value $1.00 per share, of General Signal. The amount of consideration was determined as a result of negotiation between the Registrant and General Signal.

          Messrs.  H. Kent Bowen and  Emerson  U.  Fullwood,  directors  of
General Signal prior to the merger, were appointed to the Board of Directors of the Registrant effective as of October 6, 1998.

          Funds used for the payment of the merger consideration were provided pursuant to a Credit Agreement, dated as of October 6, 1998, among the Registrant, 57 Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for credit facilities of up to $1.65 billion.

          General Signal's assets include plants, equipment and other physical property. The business conducted is the manufacture of equipment for the Process Controls, Electrical Controls and Industrial Technology industries. Key products include (i) with respect to the Process Controls industry, mixers; valves for municipal water supply and wastewater treatment, pulp, paper, food, pharmaceutical and chemical manufacturing; ultra low-temperature freezers for life science research; and furnaces;
(ii) with respect to the Electrical Controls industry, uninterruptible power supply equipment, power transformers and fire detection systems; and
(iii) with respect to the Industrial Technology industry, auto and bicycle components, data networking equipment and fare collection and vending equipment. The Registrant intends to operate the assets acquired as previously operated; provided, however, that changing business conditions or strategic plans may lead to changes in operations in the future.

Item 5.   OTHER EVENTS

          The results of the merger consideration election and the proration of the cash election and the mixed election were disclosed in a press release issued October 8, 1998, a copy of which is attached hereto as
Exhibit 99.2 and incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

          (a)  Financial Statements

               Financial statements for General Signal are not included in this Current Report on Form 8-K. The Registrant will file such financial statements by December 8, 1998.

          (b)  Pro Forma Financial Information

               Pro forma financial information for General Signal is not included in this Current Report on Form 8-K. The Registrant will file such pro forma financial information by December 8, 1998.

          (c)  Exhibits

               Exhibit 2 Agreement and Plan of Merger, dated as of July 19, 1998, among SPX Corporation, SAC Corp. and General Signal Corporation (incorporated by reference from the Registrant's Registration Statement on Form S-4 (File No. 333-60853))

               Exhibit 99.1 Joint Press Release, dated October 6, 1998, issued by SPX Corporation and General Signal Corporation.

               Exhibit 99.2 Press Release, dated October 8, 1998, issued by SPX Corporation.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SPX CORPORATION
                                    (Registrant)


                                    By: /s/Christopher J. Kearney
                                       -----------------------------
                                          Christopher J. Kearney
                                          Vice President, Secretary
                                             and General Counsel

Date:  October 9, 1998